Exhibit 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned Chief Executive Officer and Chief Financial Officer of Calavo Growers, Inc. (the “Company”), each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 12, 2025

/s/ Lecil E Cole
Lecil E. Cole
Chief Executive Officer

/s/ James Snyder
James Snyder
Chief Financial Officer